UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2023

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon's Court, 22 Victoria Street
Hamilton HM 12, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (441) 298-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	G	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Balkrishan Kalra as President, Chief Executive Officer and Director

On November 8, 2023, Genpact Limited, a Bermuda company (the “Company”), announced that its Board of Directors (the “Board”), upon the recommendation of its Compensation Committee, appointed Balkrishan “BK” Kalra as President and Chief Executive Officer of the Company, to succeed N.V. “Tiger” Tyagarajan, who plans to retire from the Company, both effective as of February 9, 2024 (the “Effective Date”). Also on November 8, 2023, the Board, upon the recommendation of its Nominating and Governance Committee, increased the size of the Board from ten to eleven members and appointed Mr. Kalra as a director, effective as of the Effective Date. Mr. Kalra will serve as a director in accordance with the Company’s Bye-Laws until the Company’s 2024 Annual General Meeting of Shareholders and until his successor has been duly elected and qualified, or until his earlier death, removal or resignation.

Mr. Kalra, age 53, is presently leading the Company’s Financial Services and Consumer and Healthcare businesses. He has served as the Company’s Senior Vice President and Business Leader for the Consumer Goods, Retail and Life Sciences businesses since 2008, has led the Company’s Healthcare business since 2016 and has led the Company’s Banking and Capital Markets businesses since 2020. Prior to serving as the Company’s Senior Vice President and Business Leader for Consumer Goods, Retail and Life Sciences, Mr. Kalra held various roles of increasing responsibility since joining the Company in 1999.

In connection with Mr. Kalra’s appointment as President, Chief Executive Officer and Director of the Company, on November 8, 2023, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Kalra, which is effective as of the Effective Date and will supersede Mr. Kalra’s current employment agreement, dated November 30, 2021. The Employment Agreement has an indefinite term and may be terminated by the Company or Mr. Kalra, with or without cause. The Employment Agreement provides for an annual base salary of $875,000, with an annual target bonus equal to $1,100,000. Mr. Kalra’s base salary and target bonus are subject to review annually by the Board and may be adjusted from time to time as the Board determines appropriate. In addition, Mr. Kalra is entitled to benefits and perquisites generally available to other employees of the Company and paid vacation in accordance with Company policy.

For purposes of the Employment Agreement, the term “good reason” means a material reduction in the nature of Mr. Kalra’s authorities or duties or a material reduction in base salary, which has not been cured by us within 30 days following notice of such event by Mr. Kalra.

In the event Mr. Kalra’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement) or Mr. Kalra resigns for “good reason,” then in addition to any earned but unpaid salary or bonus and payment for accrued but unused vacation, Mr. Kalra will be eligible to receive severance payments that consist of (a) an amount equal to the sum of (i) two times Mr. Kalra’s base salary and (ii) Mr. Kalra’s annual target bonus for the fiscal year in which termination occurs, payable within 60 days following Mr. Kalra’s termination; (b) a lump-sum payment in an amount equal to Mr. Kalra’s prorated annual target bonus for the year of termination based on the period of employment in the year of termination, payable within 60 days following Mr. Kalra’s termination date; and (c) a lump sum payment equal to the cost that would be payable by the Company, measured as of Mr. Kalra’s termination date, of acquiring health benefits for Mr. Kalra and his spouse and eligible dependents, as applicable, under the Company’s group health plan for 18 months following termination, payable within 60 days following Mr. Kalra’s termination date.

In addition, in the event such termination occurs prior to or more than 24 months following a change of control of the Company (as defined in the Company’s 2017 Omnibus Incentive Compensation Plan), Mr. Kalra’s outstanding time-based options, time-based restricted share unit awards and performance share awards, which awards vest in whole or in part based on attainment of performance objectives and for which the service period has not been satisfied prior to Mr. Kalra’s termination, will vest, with respect to outstanding time-based options and time-based restricted share unit awards, on the termination date, and with respect to outstanding performance share awards, as of the end of the service period, with respect to the number of shares that would have vested had Mr. Kalra continued in service for a period of 12 months following the termination date (the “Additional Shares”). All time-based options may be exercised for Additional Shares vesting under the time-based options and any previously vested shares for six months following the termination date (or, if earlier, upon the expiration of the term of the time-based option).

In the event such termination occurs within 24 months following a change of control, each of Mr. Kalra’s outstanding time-based options, time-based restricted share unit awards and performance-share awards will vest in full on the termination date (with respect to the number of shares then subject to the awards). All time-based options (including with respect to previously vested shares) will remain exercisable for a period of six months following the termination date (or, if earlier, upon the expiration of the term of the time-based option).

Payment of severance benefits pursuant to the Employment Agreement is conditioned on Mr. Kalra executing a release of all claims against the Company and its affiliates and continued compliance with various covenants in the Employment Agreement prohibiting Mr. Kalra’s engagement in competitive activities, solicitation of clients and employees, disclosure of confidential information and disparagement of the Company, subject to applicable law.

The Employment Agreement also includes an Internal Revenue Code (“Code”) Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by Mr. Kalra would be subject to an excise tax under Code Section 4999, Mr. Kalra will receive either the full amount of such payments or a reduced amount such that no portion of the payments is subject to the excise tax, whichever results in the greater after-tax benefit to Mr. Kalra.

In addition, Mr. Kalra will be granted a time-vesting restricted share unit (“RSU”) award covering a number of common shares of the Company determined by dividing $3,272,500 by the closing price of a Company common share on the grant date. The RSU award will vest in three equal annual installments over the three-year period following the grant date, subject to Mr. Kalra’s continued service through each vesting date. The RSU award will be subject to accelerated vesting as described above upon a termination by the Company without “cause” or by Mr. Kalra for “good reason.”

Mr. Kalra will also be granted a performance-vesting share unit award covering a target number of shares determined by dividing $3,272,500 by the closing price of a Company common share on the grant date.  The award will vest and convert into common shares based on the achievement of the earnings per share and total shareholder return performance goals established by the compensation committee of the Board for the period commencing January 1, 2024 and ending December 31, 2026, and subject to Mr. Kalra’s continued employment through the applicable service period.  This performance share award is subject to accelerated vesting as described above upon a termination by the Company without “cause” or by Mr. Kalra for “good reason.”

Additionally, the terms of the existing indemnification agreement between Mr. Kalra and the Company will remain in effect, providing indemnification protection for Mr. Kalra in connection with his service as President, Chief Executive Officer and Director of the Company. A copy of the Company’s standard form of indemnification agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 26, 2020, and is incorporated by reference herein. Pursuant to the Indemnification Agreement, the Company may be required, among other things, to indemnify Mr. Kalra for certain expenses (including attorney’s fees), judgements, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer or director of the Company.

There is no arrangement or understanding between Mr. Kalra and any other person pursuant to which Mr. Kalra was appointed as the President, Chief Executive Officer and Director of the Company. There are no related party transactions between the Company and Mr. Kalra reportable under Item 404(a) of Regulation S-K and no family relationships between Mr. Kalra and any of the Company’s directors or officers.

The foregoing description of the Employment Agreement is a summary only and is qualified by reference in its entirety to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Retirement of N.V. Tyagarajan as President and Chief Executive Officer

On November 8, 2023, the Company also announced that Mr. Tyagarajan plans to retire as President and Chief Executive Officer of the Company, effective as of the Effective Date. Mr. Tyagarajan will remain a member of the Board.

After his retirement from the roles of President and Chief Executive Officer, Mr. Tyagarajan will receive compensation for his continued service as a member of the Board in accordance with the Company’s current non-employee director compensation program.

Item 7.01.	Regulation FD Disclosure.

On November 8, 2023, the Company issued a press release announcing the retirement of Mr. Tyagarajan as President and Chief Executive Officer of the Company and the appointment of Mr. Kalra as President, Chief Executive Officer and director of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

10.1	Amended and Restated Employment Agreement, dated as of November 8, 2023, by and between the Company and BK Kalra
99.1	Press Release issued by the Company on November 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: November 8, 2023	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Senior Vice President, Chief Legal Officer and Secretary